As filed with the Securities and Exchange Commission on August 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Paramount Skydance Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	99-3917985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1515 Broadway

New York, New York 10036

(212) 258-6000

(Address of principal executive offices) (Zip code)

Paramount Skydance Corporation 2025 Incentive Award Plan

Paramount Global Amended and Restated Long-Term Incentive Plan (f/k/a ViacomCBS Inc. 2009 Long Term Incentive Plan; CBS Corporation 2009 Long Term Incentive Plan)

Viacom Inc. 2016 Long-Term Management Incentive Plan

Paramount Global Amended and Restated Equity Plan for Outside Directors (f/k/a CBS Corporation 2015 Equity Plan for Outside Directors; CBS Corporation 2005 RSU Plan for Outside Directors; Viacom Inc. 2005 RSU Plan for Outside Directors)

Viacom Inc. 2011 RSU Plan for Outside Directors

Viacom Inc. 2006 RSU Plan for Outside Directors

Paramount Global 401(k) Plan (f/k/a CBS Corporation 401(k) Plan)

Paramount Global Excess 401(k) Plan (f/k/a ViacomCBS Excess 401(k) Plan; CBS Corporation Excess 401(k) Plan)

Paramount Global Excess 401(k) Plan for Designated Senior Executives (f/k/a ViacomCBS Excess 401(k) Plan for Designated Senior Executives; CBS Corporation Excess 401(k) Plan for Designated Senior Executives)

Paramount Global Bonus Deferral Plan (f/k/a ViacomCBS Bonus Deferral Plan; CBS Corporation Bonus Deferral Plan)

Paramount Global Bonus Deferral Plan for Designated Senior Executives (f/k/a ViacomCBS Bonus Deferral Plan for Designated Senior Executives; CBS Corporation Bonus Deferral Plan for Designated Senior Executives)

Viacom Excess 401(k) Plan

Viacom Excess 401(k) Plan for Designated Senior Executives

Viacom Bonus Deferral Plan

Viacom Bonus Deferral Plan for Designated Senior Executives

(Full title of the plan)

David Ellison

c/o Paramount Skydance Corporation

1515 Broadway

New York, New York 10036

(Name and address of agent for service)

(212) 258-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 7, 2025, Paramount Skydance Corporation, a Delaware corporation (formerly known as New Pluto Global, Inc.) (the “Company”), completed the previously announced business combination contemplated by the Transaction Agreement, dated as of July 7, 2024 (the “Transaction Agreement”), by and among the Company, Paramount Global, a Delaware corporation (“Paramount”), Skydance Media, LLC, a California limited liability company (“Skydance”), Pluto Merger Sub, Inc., a Delaware corporation (“Paramount Merger Sub”), Pluto Merger Sub II, Inc., a Delaware corporation (“Paramount Merger Sub II”), Sparrow Merger Sub, LLC, a California limited liability company (“Skydance Merger Sub”), and the Upstream Blocker Holders (as defined in the Transaction Agreement) (solely with respect to certain sections of the Transaction Agreement as specified therein). Pursuant to the Transaction Agreement, on August 6, 2025, Paramount Merger Sub merged with and into Paramount (the “Pre-Closing Paramount Merger,” and the effective time of the Pre-Closing Paramount Merger, the “Pre-Closing Paramount Merger Effective Time”), with Paramount surviving the Pre-Closing Paramount Merger and becoming a wholly owned, direct subsidiary of the Company. On August 7, 2025, pursuant to the Transaction Agreement, (i) Paramount Merger Sub II merged with and into the Company (the “New Paramount Merger”), with the Company surviving the New Paramount Merger, (ii) immediately following the New Paramount Merger, each Upstream Blocker Holder transferred 100% of the issued and outstanding equity interests in certain blocker entities to the Company in exchange for shares of Class B common stock, par value $0.001 per share, of the Company (“Class B Common Stock”) (the “Blocker Contribution and Exchange”), and (iii) immediately following the Blocker Contribution and Exchange, Skydance Merger Sub merged with and into Skydance (the “Skydance Merger” and, together with the other transactions contemplated by the Transaction Agreement, including the Pre-Closing Paramount Merger, the New Paramount Merger and the Blocker Contribution and Exchange, the “Transactions”), with Skydance surviving the Skydance Merger and becoming a wholly owned subsidiary of the Company.

In connection with the Transactions, as of the Pre-Closing Paramount Merger Effective Time:

(a) each Paramount option (each, a “Paramount Option”) to purchase shares of Paramount Class B common stock, par value $0.001 per share (“Paramount Class B Common Stock”), that was outstanding and unexercised immediately prior to the Pre-Closing Paramount Merger Effective Time was assumed by the Company and converted into a stock option to purchase an equivalent number of shares of Class B common stock, with an exercise price per share of Class B Common Stock equal to the exercise price per share of such Paramount Option immediately prior to the Pre-Closing Paramount Merger Effective Time, with such converted option having the same terms (including vesting requirements and any applicable terms relating to accelerated vesting upon qualifying terminations of employment) as those of the corresponding Paramount Option immediately prior to the Pre-Closing Paramount Merger Effective Time;

(b) each Paramount award of restricted share units with respect to Paramount Class B Common Stock, the vesting of which is conditioned in whole or in part on the satisfaction of any performance goals or metrics (each, a “Paramount PSU Award”) that was outstanding immediately prior to the Pre-Closing Paramount Merger Effective Time was assumed by the Company and converted into an award of restricted stock units covering an equivalent number of shares of Class B Common Stock, with performance-based vesting conditions for performance periods not completed prior to the Pre-Closing Paramount Merger Effective Time deemed satisfied at target level, and with such converted award of restricted stock units having the same terms (including vesting requirements and any applicable terms relating to accelerated vesting upon qualifying terminations of employment) as those of the corresponding Paramount PSU Award immediately prior to the Pre-Closing Paramount Merger Effective Time, except that such converted award of restricted stock units will no longer be subject to performance-based vesting conditions (but will remain subject to time-based vesting conditions); and

(c) each Paramount award of restricted share units with respect to Paramount Class B Common Stock that is not a Paramount PSU Award (each, a “Paramount RSU Award”) that was outstanding immediately prior to the Pre-Closing Paramount Merger Effective Time was assumed by the Company and converted into an award of restricted stock units covering an equivalent number of shares of Class B Common Stock, with such converted award of restricted stock units having the same terms (including vesting requirements and any applicable terms relating to accelerated vesting upon qualifying terminations of employment) as those of the corresponding Paramount RSU Award immediately prior to the Pre-Closing Paramount Merger Effective Time (each such award described in the foregoing clauses (a) through (c), as so assumed in the Transactions, an “Assumed Award”).

Additionally, in connection with the Transactions, the board of directors and stockholder of the Company prior to the New Paramount Merger adopted the Paramount Skydance Corporation 2025 Incentive Award Plan (the “2025 Plan”), and the Company assumed the equity incentive plans of Paramount indicated on the cover page of this Form S-8.

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company in connection with the registration of (i) shares of Class B Common Stock issuable to eligible employees of the Company or its subsidiaries in accordance with future grants under the 2025 Plan, (ii) shares of Class B Common Stock issuable in accordance with the Assumed Awards and dividend equivalents thereon and (iii) certain deferred compensation obligations of the Company pursuant to the following plans identified on the cover page of this Form S-8: the Paramount Global Excess 401(k) Plan (f/k/a ViacomCBS Excess 401(k) Plan; CBS Excess 401(k) Plan); the Paramount Global Excess 401(k) Plan for Designated Senior Executives (f/k/a ViacomCBS Excess 401(k) Plan for Designated Senior Executives; CBS Excess 401(k) Plan for Designated Senior Executives); the Paramount Global Bonus Deferral Plan (f/k/a ViacomCBS Bonus Deferral Plan; CBS Bonus Deferral Plan); the Paramount Global Bonus Deferral Plan for Designated Senior Executives (f/k/a ViacomCBS Bonus Deferral Plan for Designated Senior Executives; CBS Bonus Deferral Plan for Designated Senior Executives); the Viacom Excess 401(k) Plan; the Viacom Excess 401(k) Plan for Designated Senior Executives; the Viacom Bonus Deferral Plan; and the Viacom Bonus Deferral Plan for Designated Senior Executives (together, the “Deferred Compensation Plans”). Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Paramount Global 401(k) Plan. This Registration Statement registers an aggregate of 168,897,888 shares of Common Stock and $389,649,728.00 in deferred compensation obligations in the amounts and pursuant to the plans as described in the Filing Fee Table on Exhibit 107 hereto.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available without charge, upon written or oral request to 1515 Broadway, New York, New York 10036, Attn: Investor Relations, Telephone Number: (212) 846-5237.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

References in this Registration Statement to “we,” “us,” “our,” and the “registrant,” or similar references, refer to the Company, unless otherwise stated or the context otherwise requires.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Paramount and the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	The Company’s Current Report on Form 8-K12B filed with the Commission on August 7, 2025 (with respect to Items 1.01, 1.02, 2.01, 2.03, 3.01, 3.02, 3.03, 5.01, 5.02, 5.03, and 5.05 only);

(b)	the description of the Company’s common stock contained in the Registration Statement on Form S-4, as well as any additional amendments or reports filed for the purpose of updating such description;

(c)

Paramount’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 26, 2025 (File No. 001-09553), as amended by Amendment No.  1 to such Annual Report on Form 10-K/A filed on April 25, 2025;

(d)

Paramount’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the Commission on May  8, 2025 and July 31, 2025 (each File No. 001-09553), respectively; and

(e)

Paramount’s Current Reports on Form 8-K filed with the Commission on March  12, 2025, May  15, 2025, June  9, 2025, July  8, 2025, July  25, 2025 (with respect to Item 5.04 only) and August 7, 2025 (each File No. 001-09553).

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Under the Deferred Compensation Plans, the Company provides or provided (with respect to Deferred Compensation Plans frozen to new contributions) eligible employees the opportunity to agree to the deferral of a specific percentage of their cash compensation or their bonus compensation. The obligations of the Company under such agreements (the “Obligations”) are or will be unsecured general obligations of the Company to pay the deferred compensation, including any amounts that the Company has credited to a participant’s account as matching contributions, and earnings credited on such amounts in the future in accordance with the terms of the applicable plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

Under the Deferred Compensation Plans, amounts credited to a participant’s account are credited with earnings based on a notional investment measurement, which may be shares in investment companies registered under the Investment Company Act of 1940 (mutual funds), commingled investment funds managed by banks or registered investment advisors, bank and debt obligations, investment contracts issued by insurance companies, direct or guaranteed federal or state governmental obligations and shares of common stock that are listed on a domestic or international stock exchange, including shares of Class B Common Stock. The Obligations are payable in cash after termination of employment in a lump-sum distribution or in installments, in accordance with the participant’s payment election made in accordance with the terms of the applicable plan.

The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plans, other than a claim for benefits by a participant or his or her beneficiary(ies), will be null and void.

There is no trading market for the Obligations. The Obligations are not convertible into any other security of the Company. No trustee has been appointed to take action with respect to the Obligations and each participant in the Deferred Compensation Plans will be responsible for enforcing his or her own rights with respect to the Obligations. The Company may, but is not obligated to, set aside amounts or establish a trust or fund to serve as a source of funds from which it can satisfy the Obligations. Participants in the Deferred Compensation Plans will have no rights to any assets held in any trust or fund except as general creditors of the Company. Assets in any trust or fund will at all times be subject to the claims of the Company’s general creditors.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated in the State of Delaware.

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, the director’s act or omission was not in good faith or which involved intentional misconduct or a knowing violation of the law, the director willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase, or where the director obtained an improper personal benefit. The Company’s amended and restated certificate of incorporation (the “A&R Charter”) contains provisions that eliminate directors’ personal liability in certain circumstances, including the instances described above.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The A&R Charter and the Company’s amended and restated bylaws (the “A&R Bylaws”) provide that the Company shall indemnify any person who was or is involved in, or is threatened to be involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer (including, without limitation, a trustee) employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees), actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

The A&R Charter and the A&R Bylaws provide that, to the extent that a director, officer or employee of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Indemnification Agreements. The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the A&R Charter and the A&R Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Company is authorized to enter into an agreement with any director, officer or employee of the Company providing indemnification for such person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of the Company, that arises by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct. Pursuant to the foregoing authorization, the Company has entered into indemnification agreements with each of its directors.

Liability Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the A&R Charter or the A&R Bylaws. The Company has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the Delaware General Corporation Law.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law and the A&R Charter and the A&R Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of Paramount Skydance Corporation	8-K12B	3.1	8/7/25

3.2	Amended and Restated Bylaws of Paramount Skydance Corporation	8-K12B	3.2	8/7/25

4.1#*	Paramount Skydance Corporation 2025 Incentive Award Plan	—	—	—

4.2#	Paramount Global Amended and Restated Long-Term Incentive Plan	DEF14A	Annex A	6/2/25

4.3#	Viacom Inc. 2016 Long-Term Management Incentive Plan	DEF14A	Ex. A	1/23/15

4.4#	Paramount Global Amended and Restated Equity Plan for Outside Directors (f/k/a the CBS Corporation 2015 Equity Plan for Outside Directors, effective as of May 21, 2015)	DEF14A	Annex B	6/2/25

4.5#	Viacom Inc. 2011 RSU Plan for Outside Directors, as amended and restated as of January 1, 2016, and as further amended and restated as of May 18, 2016	10-Q	Ex. 10.2	7/28/16

4.6#	Viacom Inc. 2006 RSU Plan for Outside Directors	S-4	10.37	11/23/05

4.7#	Paramount Global Excess 401(k) Plan Part A, as amended and restated as of October 1, 2021	S-8	4.1	10/7/22

4.8#	Amendment No. 1 to Paramount Global Excess 401(k) Plan.	S-8	4.2	10/7/22

4.9#*	Amendment No. 2 to Paramount Global Excess 401(k) Plan.	—	—	—

4.10#	Paramount Global Excess 401(k) Plan for Designated Senior Executives—Part A, as amended and restated as of October 1, 2021	10-Q	10(b)	11/4/21

4.11#	Paramount Global Excess 401(k) Plan for Designated Senior Executives—Part B, as amended and restated as of October 1, 2021	10-Q	10(c)	11/4/21

4.12#	Amendment No. 1 to Paramount Global Excess 401(k) Plan for Designated Senior Executives—Part A and Part B, as amended and restated as of October 1, 2021	S-8	4.5	10/7/22

4.13#	Amendment No. 2 to Paramount Global Excess 401(k) Plan for Designated Senior Executives—Part B, as amended and restated as of October 1, 2021	10-K	10(e)	2/16/23

4.14#	Paramount Global Bonus Deferral Plan Part A, as amended and restated as of October 1, 2021	S-8	4.6	10/7/22

4.15#	Amendment No. 1 to Paramount Global Bonus Deferral Plan.	S-8	4.7	10/7/22

4.16#	Paramount Global Bonus Deferral Plan for Designated Senior Executives—Part A, as amended and restated as of October 1, 2021	10-Q	10(e)	11/4/21

4.17#	Paramount Global Bonus Deferral Plan for Designated Senior Executives—Part B, as amended and restated as of October 1, 2021	10-Q	10(f)	11/4/21

4.18#	Amendment No. 1 to Paramount Global Bonus Deferral Plan for Designated Senior Executives—Part A and Part B, as amended and restated as of October 1, 2021	S-8	10(h)	10/7/22

4.19#*	Viacom Excess 401(k) Plan, as amended and restated as of October 1, 2021	—	—	—

4.20#	Viacom Excess 401(k) Plan for Designated Senior Executives, as amended and restated as of October 1, 2021	10-Q	10(a)	11/4/21

4.21#*	Viacom Bonus Deferral Plan, as amended and restated as of October 1, 2021	—	—	—

4.22#	Viacom Bonus Deferral Plan for Designated Senior Executives, as amended and restated as of October 1, 2021	10-Q	10(d)	11/4/21

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.
#	Indicates a management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Santa Monica, California on the 7th day of August, 2025.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ David Ellison
Name: David Ellison
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephanie McKinnon and David Ellison and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ David Ellison David Ellison	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2025

/s/ Andrew C. Warren Andrew C. Warren	Executive Vice President, Interim Chief Financial Officer Principal Financial Officer)	August 7, 2025

/s/ Katherine M. Gill-Charest Katherine M. Gill-Charest	Executive Vice President, Controller & Chief Accounting Officer (Principal Accounting Officer)	August 7, 2025

/s/ Barbara Byrne Barbara Byrne	Director	August 7, 2025

/s/ Gerald Cardinale Gerald Cardinale	Director	August 7, 2025

/s/ Safra Catz Safra Catz	Director	August 7, 2025

/s/ Andy Gordon Andy Gordon	Director	August 7, 2025

/s/ Justin Hamill Justin Hamill	Director	August 7, 2025

/s/ Sherry Lansing Sherry Lansing	Director	August 7, 2025

/s/ Paul Marinelli Paul Marinelli	Director	August 7, 2025

/s/ Jeffrey Shell Jeffrey Shell	President and Director	August 7, 2025

/s/ John L. Thornton John L. Thornton	Director	August 7, 2025